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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Sproule Associates, Inc., does hereby consent to the use of its reports relating to the proved oil and gas reserves of GMX RESOURCES INC. and to the reference to the firm as an expert in Form SB-2 registration statement being filed by GMX RESOURCES INC. with respect to 400,000 shares of Series A Cumulative Preferred Stock.

                                                     SPROULE ASSOCIATES, INC.


                                                     By: /s/ L. S. O'Connor
                                                         -----------------------

June 21, 2001